EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE


Contact:
Richard N. Small
Senior Vice President, Chief Financial Officer
617-933-2130

Ritu Baral
The Trout Group
212-477-4007 ext. 25
(investor relations)

 POINT THERAPEUTICS ANNOUNCES ENROLLMENT OF FIRST PATIENT IN COMBINATION TRIAL
                     OF LEAD PRODUCT PT-100 AND RITUXAN(R)

BOSTON, MA. (BUSINESS WIRE)--July 8, 2003--Point Therapeutics, Inc. (OTC BB:
POTP.OB) today announced the enrollment of the first patient in a Phase 1/2 trial investigating combination therapy of PT-100 and Rituxan(R) for B-cell hematologic malignancies, including non-Hodgkins lymphoma (NHL) and chronic lymphocytic leukemia (CLL). Rituxan(R) is a genetically-engineered monoclonal antibody directed against an antigen found on the surface of B-cells. The study will include patients whose disease has relapsed following chemotherapy and/or prior Rituxan(R) treatment. The Phase1 portion of the trial is a multi-center, dose-escalation trial to determine the maximum tolerated dose to be studied in Phase 2. The Phase 1 trial will study up to 24 patients and is expected to be completed by the first half of 2004.

Point has found that in pre-clinical animal tumor models, PT-100 stimulates the production of cytokines and chemokines known to promote both acquired and innate immune defenses against malignant tumors. The Company has demonstrated the anti-tumor activity of PT-100 in these pre-clinical models using a variety of tumor types. PT-100 is also currently being studied as a treatment for neutropenia in chemotherapy patients and may be developed as a potential treatment for a variety of hematopoietic disorders.

Barry Jones, Point's Senior Vice President of Research, stated "The results published in the proceedings of this year's annual ASCO meeting showed that PT-100 has potent immuno-stimulatory activity in vivo in mouse models. We believe that PT-100 may provide an important and effective treatment option in patients with certain cancers. The pre-clinical results provided a compelling basis for the Company to initiate human clinical studies for the use of PT-100 for NHL and CLL in combination with Rituxan(R)."


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ABOUT POINT THERAPEUTICS, INC.:

Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of cancerous tumors and certain hematopoietic disorders. Point's lead product candidate, PT-100, has the potential to inhibit the growth of certain cancerous tumors. Point has initiated a Phase 1/2 human clinical study to test the safety and efficacy of PT-100 in combination with Rituxan(R) in patients with hematologic malignancies, such as NHL and CLL. Point is also developing PT-100 as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments. Point is currently evaluating PT-100 in a human clinical study in which cancer patients undergoing chemotherapy are treated with PT-100 for neutropenia.

Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of the Company to (i) successfully develop products, (ii) obtain the necessary governmental approvals, (iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and from time to time in the Company's other reports filed with the Securities and Exchange Commission.



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